UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 17, 2009
TECUMSEH PRODUCTS COMPANY

(Exact name of registrant as specified in its charter)

Michigan	0-452	38-1093240

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1136 Oak Valley Drive Ann Arbor, Michigan	48108

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (734) 585-9500
(not applicable)

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On December 17, 2009, Tecumseh Products Company (the “Company”) entered into a letter agreement (the “Letter Agreement”) with James J. Connor under which Mr. Connor was hired to serve as the Vice President, Treasurer and Chief Financial Officer of the Company.
     The Letter Agreement provides that Mr. Connor will receive an annual salary of $350,000 and a signing bonus of $50,000. Mr. Connor will be able to participate in the Company’s annual incentive plan in 2010 and will be eligible to receive a salary target award of up to 75% of Mr. Connor’s salary, which would be based on Company and individual performance measures.
     Mr. Connor will also be eligible to participate in the Company’s Long-Term Incentive Plan (the “Plan”). Under the Plan, Mr. Connor will be eligible to receive annual grants of long-term incentives with a grant date present value equal to 50% of Mr. Connor’s annual base salary rate plus the target bonus then in effect. Under the Plan as currently in effect, these terms would have a value of approximately $306,250, which would be awarded 50% in restricted stock units (with a three (3) year “cliff” vest) and 50% in share appreciation rights (vesting 1/3 of value per year over three (3) years).
     Mr. Connor will receive four weeks of paid vacation beginning in 2010, and the Company will provide Mr. Connor with group insurance beginning on the first month following his hire date. The Company will also provide Mr. Connor with benefits coverage, including, without limitation, medical, dental, vision, and basic life insurance. In addition, Mr. Connor will be eligible to participate in the Company’s non-contributory pension plan and 401(k) plan.
     The Company is in the process of negotiating Mr. Connor’s definitive employment agreement and will amend this Current Report upon execution of such agreement as may be necessary.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Vice President, Treasurer and Chief Financial Officer
     On December 17, 2009, the Company approved the appointment of Mr. Connor, 58, as the new Vice President, Treasurer and Chief Financial Officer of the Company, which was effective as of January 1, 2010.
     Since 2005, as a managing director of BBK, Ltd., Mr. Connor has worked with automotive suppliers and other manufacturing companies to help them develop and implement their product, financial and operating strategies. From 2000 to 2005, Mr. Connor served as President and Chief Executive Officer of Newcor, Inc. (“Newcor”), which manufactures precision-machined components and related products for the automotive, heavy truck,agricultural and appliance industries.

Mr. Connor joined Newcor in 1999 as Vice president and Chief Financial Officer. Before joining Newcor, Mr. Connor served as Vice President and Chief Financial Officer for Rockwell Medical Technologies Inc. from 1996 to 1999. From 1991 to 1996, Mr. Connor served as President of Glacier Vandervell, Inc., an engine bearing manufacturer.
     Mr. Connor is an active member of the Turnaround Management Association, the American Institute of Certified Public Accountants, and the Michigan Association of Certified Public Accountants.
     The Company issued a press release dated January 8, 2010 regarding Mr. Connor’s appointment. A copy of the press release is filed as an exhibit to this Form 8-K and is hereby incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated January 8, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECUMSEH PRODUCTS COMPANY
Date: January 8, 2010	By	/s/ James Wainright
James Wainright
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated January 8, 2010

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